BATTLE FOWLER
               A Partnership Including Professional Corporations
                                280 Park Avenue
                            New York, New York 10017
                                 (212) 856-7000

                                 July 23, 1992




Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York  10005

               Re: Insured Municipal Securities Trust, Series 29, New York Navigator Insured Series 11 and
                    New Jersey Navigator Insured Series 8

Dear Sirs:

               We have acted as special counsel for Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, Sponsors and Principal Underwriters (collectively, the "Depositors") of Insured Municipal Securities Trust, Series 29, New York Navigator Insured Series 11 and New Jersey Navigator Insured Series 8 (collectively, the "Trusts") in connection with the issuance by the Trusts, respectively, of 6,000, 4,000 and 3,500 units of fractional undivided interest (collectively, the "Units") in each such Trust. Pursuant to the Trust Agreements referred to below, the Depositors have transferred to the Trusts certain long-term bonds and contracts to purchase certain long-term bonds together with irrevocable letters of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements. (All bonds to be acquired by the Trusts are collectively referred to as the "Bonds").


               In connection with our representation, we have examined copies of the following documents relating to the creation of the Trusts and the issuance and sale of the Units: (a) the Reference Trust Agreement of even date relating to each Trust (collectively, the "Trust Agreements") among the Depositors, United States Trust

 1522.1

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                                                                              2
Bear, Stearns & Co. Inc.
July 23, 1992





Company of New York, as Trustee, and Kenny S&P Evaluation Services, as Evaluator; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trusts, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (Registration No. 33-45890) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and Amendment No. 1 thereto (said Registration Statement, as amended by said Amendment No. 1 being herein called the "Registration Statement"); (d) the proposed form of final Prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission this day; (e) certified resolutions of the Executive Committees of each of the Depositors authorizing the execution and delivery by the Depositors of the Trust Agreements and the consummation of the transactions contemplated thereby; (f) the Certificates of Incorporation and ByLaws of each of the Depositors; and (g) a certificate of an authorized officer of each of the Depositors with respect to certain factual matters contained therein.

               We have also examined the Application for Orders of Exemption from certain provisions of Sections 14(a) and 22(d) of the 1940 Act and Rules 19b-1 and 22c-1 thereunder, and the First Amendment thereto, and the Application for Orders of Exemption from certain provisions of Sections 11(a) and 22(d) of the 1940 Act, which have been filed with the Commission by Bear, Stearns & Co. Inc. on behalf of New York Municipal Trust, Series 1 and Subsequent Series, and the related exemptive Orders issued on November 8, 1978 and April 29, 1981 and the Application for an Amended Order of Exemption from certain provisions of Section 11(a) of the 1940 Act, which has been filed with the Commission by the Depositors; the Trusts; Municipal Securities Trust, Series 1 (and Subsequent Series (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series) and 5th Discount Series (and Subsequent Series)); New York Municipal Trust, Series 1 (and Subsequent Series); and A Corporate Trust, Series 1 (and Subsequent Series) on October 2, 1990 and as amended thereafter and the related Exemptive Order (IC-18290) issued by the Commission on August 28, 1991.

               We have not reviewed the financial statements, compilation of the Bonds held by the Trusts, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.


 1522.1

                                                                              3
Bear, Stearns & Co. Inc.
July 23, 1992





               In addition, we have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

               Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

               We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law.

               Based exclusively on the foregoing, we are of the opinion that under existing law:

               (1) The Trust Agreements have been duly authorized and entered into by an authorized officer of each of the Depositors and are valid and binding obligations of the Depositors in accordance with their respective terms.

               (2) The execution and delivery of the Certificates evidencing the Units has been duly authorized by the Depositors and such Certificates, when executed by the Depositors and the Trustee in accordance with the provisions of the Certificates and the respective Trust Agreements and issued for the consideration contemplated therein, will constitute fractional undivided interests in the respective Trusts, will be entitled to the benefits of the respective Trust Agreements, will conform in all material respects to the description thereof for the Units as provided in the Trust Agreements and the Registration Statement, and the Units will be fully paid and non-assessable by the Trusts.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions". We authorize you to deliver copies of this opinion to the Trustee and the Underwriters named in Schedule A

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                                                                              4
Bear, Stearns & Co. Inc.
July 23, 1992





to the Master Agreement Among Underwriters relating to each Trust and the Trustee may rely on this opinion as fully and to the same extent as if it had been addressed to it.

               This opinion is intended solely for the benefit of the addressees and the Trustee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                                   Very truly yours,



                                                   Battle Fowler

 1522.1

                               BATTLE FOWLER
               A Partnership Including Professional Corporations
                                280 Park Avenue
                            New York, New York 10017
                                 (212) 856-7000


                                November 6, 1992




Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York  10005

               Re:  Insured Municipal Securities Trust, Series 30
                    and New York Navigator Insured Series 12
Dear Sirs:

               We have acted as special counsel for Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, Sponsors and Principal Underwriters (collectively, the "Depositors") of Insured Municipal Securities Trust, Series 30 and New York Navigator Insured Series 12 (collectively, the "Trusts") in connection with the issuance by the Trusts, respectively, of 5,000 and 5,000 units of fractional undivided interest (collectively, the "Units") in each such Trust. Pursuant to the Trust Agreements referred to below, the Depositors have transferred to the Trusts certain long-term bonds and contracts to purchase certain long-term bonds together with irrevocable letters of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements. (All bonds to be acquired by the Trusts are collectively referred to as the "Bonds").

               In connection with our representation, we have examined copies of the following documents relating to the creation of the Trusts and the issuance and sale of the Units: (a) the Reference Trust Agreement of even date relating to each Trust (collectively, the "Trust Agreements") among the Depositors, United States Trust Company of New York, as Trustee, and Kenny S&P Evaluation Services, as Evaluator; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to

85007.1

                                                                              2
Bear, Stearns & Co. Inc.
November 6, 1992





the Trusts, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act");
(c) the Registration Statement on Form S-6 (Registration No. 33-53124) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and Amendment No. 1 thereto (said Registration Statement, as amended by said Amendment No. 1 being herein called the "Registration Statement"); (d) the proposed form of final Prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission this day; (e) certified resolutions of the Executive Committees of each of the Depositors authorizing the execution and delivery by the Depositors of the Trust Agreements and the consummation of the transactions contemplated thereby; (f) the Certificates of Incorporation and By-Laws of each of the Depositors; and (g) a certificate of an authorized officer of each of the Depositors with respect to certain factual matters contained therein.

               We have also examined the Application for Orders of Exemption from certain provisions of Sections 14(a) and 22(d) of the 1940 Act and Rules 19b-1 and 22c-1 thereunder, and the First Amendment thereto, and the Application for Orders of Exemption from certain provisions of Sections 11(a) and 22(d) of the 1940 Act, which have been filed with the Commission by Bear, Stearns & Co. Inc. on behalf of New York Municipal Trust, Series 1 and Subsequent Series, and the related exemptive Orders issued on November 8, 1978 and April 29, 1981 and the Application for an Amended Order of Exemption from certain provisions of Section 11(a) of the 1940 Act, which has been filed with the Commission by the Depositors; the Trusts; Municipal Securities Trust, Series 1 (and Subsequent Series (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series) and 5th Discount Series (and Subsequent Series)); New York Municipal Trust, Series 1 (and Subsequent Series); and A Corporate Trust, Series 1 (and Subsequent Series) on October 2, 1990 and as amended thereafter and the related Exemptive Order (IC-18290) issued by the Commission on August 28, 1991.

               We have not reviewed the financial statements, compilation of the Bonds held by the Trusts, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

               In addition, we have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the

85007.1

                                                                              3
Bear, Stearns & Co. Inc.
November 6, 1992





legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

               Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

               We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law.

               Based exclusively on the foregoing, we are of the opinion that under existing law:

               (1) The Trust Agreements have been duly authorized and entered into by an authorized officer of each of the Depositors and are valid and binding obligations of the Depositors in accordance with their respective terms.

               (2) The execution and delivery of the Certificates evidencing the Units has been duly authorized by the Depositors and such Certificates, when executed by the Depositors and the Trustee in accordance with the provisions of the Certificates and the respective Trust Agreements and issued for the consideration contemplated therein, will constitute fractional undivided interests in the respective Trusts, will be entitled to the benefits of the respective Trust Agreements, will conform in all material respects to the description thereof for the Units as provided in the Trust Agreements and the Registration Statement, and the Units will be fully paid and non-assessable by the Trusts.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions". We authorize you to deliver copies of this opinion to the Trustee and the Underwriters named in Schedule A to the Master Agreement Among Underwriters relating to each Trust and the Trustee may rely on this opinion as fully and to the same extent as if it had been addressed to it.


85007.1

                                                                              4
Bear, Stearns & Co. Inc.
November 6, 1992





               This opinion is intended solely for the benefit of the addressees and the Trustee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                                   Very truly yours,



                                                   Battle Fowler

85007.1